Exhibit 23.1

Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2019, relating to the 2018 consolidated financial statements of Chegg, Inc. (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Chegg, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 25, 2019